UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 30, 2008
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13403 Northwest Freeway
Houston, Texas	77040-6094
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.
     On March 30, 2008, our Compensation Committee designated participants and target awards for calendar year 2008 under our 2007 Incentive Compensation Plan and our 2008 Flexible Incentive Plan which is being submitted for shareholder approval at our 2008 Annual Meeting to be held on May 18, 2008. Under the terms of both Plans, our Compensation Committee has the express authority to reduce any target award payable under either Plan down to zero, up until the time the award is actually paid on or before March 15, 2009. The awards under the 2007 Plan for calendar year 2008 will be eliminated if the 2008 Plan is approved by our shareholders. Under no circumstances will awards be paid under both Plans.
     2007 Plan. The target awards under the 2007 Plan are a percentage of the Company’s pre-tax income for 2008.
     The following target awards were approved:

PARTICIPANT	TARGET AWARD
Frank J. Bramanti	1.00%
John N. Molbeck, Jr.	0.50%
Edward H. Ellis, Jr.	0.25%
Craig J. Kelbel	0.10%
Michael J. Schell	0.10%
     2008 Plan. The target awards under the 2008 Plan are also a percentage of the Company’s pre-tax income for 2008.
     The following target awards were approved:

PARTICIPANT	TARGET AWARD
Frank J. Bramanti	1.00%
John N. Molbeck, Jr.	0.50%
Edward H. Ellis, Jr.	0.25%
Craig J. Kelbel	0.10%
Michael J. Schell	0.10%

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: April 3, 2008	By:	/s/ Randy D. Rinicella
Randy D. Rinicella,
Senior Vice President and General Counsel